MEMBERSHIP INTEREST PURCHASE AGREEMENT

                      BY AND AMONG

         PHILIP FIELD, JUNE FIELD AND THE SELLING
           INVESTMENT MEMBERS LISTED THEREIN,
        EACH BEING A MEMBER OF POKER DIGEST, LLC

                     AS SELLERS

                         AND

           CASINO JOURNAL PUBLISHING GROUP, INC.

                    AS PURCHASER


              DATED AS OF JULY 1, 2000



TABLE OF CONTENTS

ARTICLE I 	Purchase and Sale of Shares; Closing and Manner of
Payment	1
1.1	Agreement to Purchase and Sell Shares	1
1.2	Purchase Price	2
1.3	Manner of Payment of Purchase Price	2
1.5	Manner of Delivery of Shares	2
1.6	Time and Place of Closing	2
ARTICLE II 	Representations and Warranties	2
2.1	General Statement	2
2.2	Representations and Warranties of Purchaser	3
2.3	Joint and Several Representations and Warranties of the
Fields	4
CORPORATE	4
FINANCIAL	5
CONDUCT OF BUSINESS	10
CONTRACTS	12
EMPLOYEES	14
REAL ESTATE	18
OTHER ASSETS	19
GENERAL	20
2.4	Individual Representations and Warranties of Sellers	21
ARTICLE III  	RESERVED	22
ARTICLE IV  	Conditions to Closing	22
4.1	Conditions to Sellers' Obligations	22
4.2	Conditions to Purchaser's Obligations	22
ARTICLE V  	Closing	23
5.1	Form of Documents	23
5.2	Purchaser's Deliveries	23
5.3	Sellers' Deliveries	24
ARTICLE VI  	Post-Closing Agreements	25
6.1	Post-Closing Agreements	25
6.2	Inspection of Records	25
6.3	Confidentiality	26
6.4	Use of Trademarks	26
6.6	Back-Up	26
6.7	Third Party Claims	26
6.9	Liabilities Undertaking	26
6.10	Further Assurances	26
6.11	Injunctive Relief	26
ARTICLE VII  	Matters Regarding the Fields	27
7.1	Right of First Refusal	27
7.2	Continuing Role of the Fields	28
ARTICLE VIII  	Indemnification	28
8.1	General	28
8.2	Certain Definitions	28
8.3	Sellers' Indemnification Obligations	29
8.4	Purchaser's Indemnification Covenants	31
8.5	Cooperation	31
8.6	Subrogation	31
8.7	Third Party Claims other than Taxes	31
8.8	Claims Involving Taxes.	33
8.9	Characterization of Indemnity Payments	33
ARTICLE IX  	RESERVED	33
ARTICLE X  	Provisions Governing Shares	33
ARTICLE XI  	Miscellaneous	34
11.4	Expenses; Transfer Taxes	34
11.3	Notices.	34
11.5	Entire Agreement	35
11.6	Non-Waiver	35
11.7	Counterparts	35
11.8	Severability	35
11.9	Applicable Law	35
11.10	Binding Effect; Benefit	35
11.11	Assignability	35
11.13	Amendments	36
11.14	Headings	36



TABLE OF SCHEDULES


Schedule 1               Disclosure Schedule




TABLE OF EXHIBITS


Exhibit A     Selling Investment Members List
Exhibit B     Allocation of Shares
Exhibit C     Form of Assignment
Exhibit D     Form of Legal Opinion of Sellers' Counsel
Exhibit E     Engagement Letter
Exhibit F     Registration Rights Agreement




MEMBERSHIP INTEREST PURCHASE AGREEMENT


THIS AGREEMENT is made as of July 1, 2000, by and among PHILIP FIELD and JUNE FIELD, husband and wife (the "Fields"), and those individuals listed on Exhibit A attached hereto and incorporated herein by this reference (the "Selling Investment Members"), each being a member of POKER DIGEST, LLC, a Nevada limited liability company (the "Company") (the "Selling Investment Members"; the Fields and the Selling Investment Members are sometimes collectively referred to as "Sellers" and individually as a "Seller"), and CASINO JOURNAL PUBLISHING GROUP, INC., a Nevada corporation ("Purchaser"). Each member of the Company and such member's corresponding limited liability company interest is listed on the Selling Members List attached hereto as Exhibit A.

R E C I T A L S

   A. Sellers collectively own sixty percent (60%) of the outstanding limited liability company interests ("Membership
Interests") of the Company. The Company owns and publishes "Poker Digest Magazine", owns and operates "Classic Poker Cruises" and markets and sells certain related retail goods and services, all such operations focusing on and catering to the poker player.

   B. Purchaser desires to purchase the Membership Interests from Sellers and Sellers desire to sell such Membership Interests to Purchaser, on the terms and subject to the conditions herein contained.

A G R E E M E N T S

   Therefore, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Purchase and Sale of Membership Interests; Closing and Manner of
Payment

   1.1 Agreement to Purchase and Sell Membership Interests. On the terms and subject to the conditions contained in this Agreement, Purchaser shall purchase from Sellers, and Sellers shall sell to Purchaser, all of the Membership Interests. Except as specifically provided in Section 1.1 of the Sellers' disclosure schedule attached hereto as Schedule 1 and incorporated herein by this reference (the "Disclosure Schedule"), the Membership Interests shall be free and clear of all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, encumbrances, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise (collectively, "Claims").

   1.2 Purchase Price; Shares. The aggregate purchase price for the Membership Interests shall be paid to Sellers in the unregistered common stock of Purchaser. Purchaser shall issue Three Hundred One Thousand Five Hundred (301,500) shares of its unregistered common stock (the "Shares") to Sellers. The Shares shall be allocated among Sellers as set forth in Exhibit B attached hereto. The Shares shall be issued and held subject to and in accordance with the provisions of
Article X.

   1.3 Manner of Delivery of Shares. The Shares shall be delivered at the Closing (as herein defined) in certificated form in such manner as Sellers shall designate by written notice delivered to Purchaser not later than ten (10) business days prior to the Closing. If Purchaser receives no such notice, then Purchaser shall issue the Shares in one certificate for each Seller in accordance with the allocation set forth in Exhibit B attached hereto.

   1.4 Manner of Delivery of Membership Interests. At the Closing, Sellers shall deliver to Purchaser for the Membership Interests (together with all rights then or thereafter attaching thereto) an assignment of such Membership Interests substantially in the form attached hereto as Exhibit C.

   1.5 Time and Place of Closing. The transaction contemplated by this Agreement shall be consummated (the "Closing") immediately after execution of this Agreement, or on such other date, or at such other place, as shall be agreed upon by Sellers and Purchaser. The date on which the Closing shall occur in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date". If the Closing shall occur, it shall be deemed to be effective as of 12:01 a.m., prevailing time at the place of Closing on the Closing Date.

ARTICLE II

Representations and Warranties

   2.1 General Statement. The parties make the representations and warranties to each other which are set forth in this Article II. All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement and in any financial statement, schedule, exhibit or document delivered by a party hereto to another party pursuant to this Agreement or in connection herewith shall survive the Closing (and none shall merge into any instrument of conveyance) for a period of twelve (12) months, regardless of any investigation or lack of investigation by any of the parties to this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and warranties of the parties are initially made as of the date hereof. All representations and warranties of Sellers are made subject to the exceptions noted in the Disclosure Schedule. All exceptions noted in the Disclosure Schedule shall be numbered to correspond to the applicable paragraph of Section 2.3 to which such exception refers.

   2.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers as follows:
      (a) Purchaser is a corporation duly organized, existing and in good standing, under the laws of the State of Nevada.

      (b) Purchaser has full corporate power and authority to enter into and perform this Agreement. The execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized and approved by all requisite corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Purchaser, and constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

      (c) Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of its Articles of Incorporation or by-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award.

      (d) Purchaser is not a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Purchaser according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by Purchaser according to the terms of this Agreement may be prohibited, prevented or delayed.

      (e) Neither Purchaser, nor any of its Affiliates (as defined below) has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other. As used herein, an "Affiliate" is any person or entity which controls a party to this Agreement or the Company, which that party or the Company controls, or which is under common control with that party or the Company. For purposes of the preceding sentence, the term "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

      (f) Purchaser is acquiring the Membership Interests for its own account for investment and with no present intention of distributing or reselling the Membership Interests or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser understands that the Membership Interests have not been registered under the Securities Act or any state securities laws and are being transferred to Purchaser, in part, in reliance on the foregoing representation.

      (g) The annual report filed with the Securities and Exchange Commission ("SEC") on Form 10-K for the year ending December 31, 1999, and the quarterly report filed with the SEC on Form 10-Q as of March 31, 2000, including all financial information contained therein, present accurately and completely the financial condition of Purchaser as of the dates thereof and the results of operations and cash flows of the Company for the period of said statements in accordance with GAAP consistently applied. Since the dates of such reports, except as noted therein, there have been no material adverse changes in the operation or financial condition of Purchaser.

   2.3   Joint and Several Representations and Warranties of the
Fields. The Fields jointly and severally represent and warrant to Purchaser that, except as set forth in the Disclosure Schedule:

   CORPORATE
      (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

      (b) The Company has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions which require such qualification. All jurisdictions in which the Company is qualified as a foreign corporation are set forth in Section 2.3(b) of the Disclosure Schedule.

      (c) The Company has full corporate power and authority to carry on its business as such business is now being conducted.

      (d) No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States or any state or political subdivision thereof is required for or in connection with the consummation by the Fields of the transaction contemplated hereby.

      (e) Neither the execution and delivery of this Agreement by the Fields, nor the consummation by the Fields of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's Articles of Organization or Operating Agreement, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which the Company or the Fields are a party or by which the Company or the Fields are bound.

      (f) True and complete copies of the Articles of Organization and all amendments thereto, the Operating Agreement and all amendments thereto, all member records, and all minute books and records of the Company, have been furnished for inspection by Purchaser. Said member records accurately reflect all transactions relating to the transfer or encumbrance of any interest in the Company, and the current ownership of the Company. The minute books and records of the Company contain true and complete copies of all resolutions adopted by the members or the managing members of the Company and any other action formally taken by them respectively as such.

      (g) The Company has no subsidiaries, and does not own any direct or indirect interest in any corporation, joint venture, partnership, association or other entity. The Company has not (i) disposed of the capital stock or assets of any ongoing business (or portion thereof), or (ii) purchased the business and/or assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

      (h) The Company has only one class of limited liability company interest; there are no limited liability company interests in the Company of any other class authorized, issued or outstanding. All of the issued and outstanding Membership Interests have been validly issued, are fully paid and nonassessable, and are owned of record by Sellers. To the best knowledge of the Fields, Sellers own the proportion of the Membership Interests set forth opposite their respective names in Exhibit A, free and clear of all Claims. There are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued limited liability company interest, capital stock or other securities of the Company obligating the Company to issue any securities of any kind.

   FINANCIAL

      (i) The Company's books, accounts and records are, and have been, maintained in the Company's usual, regular and ordinary manner, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and all transactions to which the Company is or has been a party are properly reflected therein.

      (j) The Company has delivered to Purchaser complete and accurate copies of the audited or certified balance sheets, statements of income and retained earnings, statements of cash flows and notes to financial statements (together with any supplementary information thereto) of the Company as of and for the years ended December 31, 1998, and December 31, 1999. The financial statements described in the preceding sentence are hereinafter referred to as the "Financial Statements". The Company has also delivered to Purchaser complete and accurate copies of the unaudited balance sheet and statement of income and retained earnings and unaudited statement of cash flows of the Company as of and for the five (5) month period ended May 31, 2000. The financial statements described in the preceding sentence are referred to herein as the "Interim Financial Statements". The Financial Statements and the Interim Financial Statements present accurately and completely the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods covered by said statements, in accordance with GAAP consistently applied. The Company has provided to Purchaser complete and correct copies of all attorneys' responses to audit inquiry letters and all management letters from the Company's independent certified public accountants for the last two (2) fiscal years of the Company.

      (k) None of the trade receivables and notes receivable which are reflected on the Financial Statements or the Interim Financial Statements or which arose subsequent to the date of the Interim Financial Statements, is or was subject to any counterclaim or set off. All of such trade receivables arose out of bona fide, arms-length transactions for the sale of goods or performance of services. All such reserves, allowances and discounts, were and are substantially consistent in extent with reserves, allowances and discounts previously maintained by the Company in the ordinary course of its business. Since May 31, 2000, there has not been a material change in the aggregate amount of the Company's aggregate trade receivables or a material adverse change in the aging thereof. The Company has no outstanding sales on consignment, sales on approval, sales on return or guaranteed sales.

      (l) All inventory of the Company which is held for sale or resale, including raw materials, work in process and finished goods (collectively, "Inventory"), consists of items of a quantity and quality historically useable and/or saleable in the normal course of business, except for items of obsolete and slow-moving material and materials which are below standard quality, all of which have been written down to estimated net realizable value on an item by item basis and which items, prior to being written down, did not (and do not now) constitute more than 1% of the Company's total Inventory either in quantity or value. None of such write-downs have had a material adverse affect on the financial condition or results of operations of the Company. With the exception of items of below standard quality which have been written down to their estimated net realizable value, the Inventory is free from defects in materials and/or workmanship. The product mix of the Inventory and the raw materials and work in process necessary to convert to finished goods is not materially out of balance in relation to the Company's sales experience during the past two years and is consistent with the Company's expectations of the demands of its customers. The Inventory is not excessive in kind or amount, or slow moving, in light of the business of the Company done or expected to be done. Since May 31, 2000, there has not been a material change in the level of the Inventory. All Inventory reflected in the Financial Statements and the Interim Financial Statements is valued at the lower of cost or market with cost determined using the average cost accounting method. All Inventory is, and all tools used in the production of Inventory are, located at the Leased Premises (as herein defined).

      (m) The Company has no obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "Liabilities") except for:

          (i) Liabilities provided for or reserved against in the Financial Statements or the Interim Financial Statements;

          (ii) Liabilities which have been incurred by the Company subsequent to May 31, 2000, in the ordinary course of the Company's business and substantially consistent with past practice;

          (iii) Liabilities under the executory portion of any written purchase order, sales order, lease, agreement or commitment of any kind by which the Company is bound and which was entered into in the ordinary course of the Company's business and substantially consistent with past practice; and

         (iv) Liabilities under the executory portion of Permits (as herein defined), Environmental Permits (as herein defined), licenses and governmental directives and agreements issued to, or entered into by, the Company in the ordinary course of business.

   None of the Liabilities described in subparagraphs (i) through (iv) of this paragraph (m) relates to or has arisen out of a breach of contract, breach of warranty, tort or infringement by or against the Company or any claim or lawsuit involving the Company.

      (n) The Company has good and marketable title to its assets, free and clear of any liens, claims, encumbrances and security interests, except for the following liens: (i) statutory liens for Taxes (as herein defined) not yet due, (ii) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) except as set forth in the Financial Statements and the Interim Financial Statements; and (v) except as set forth in
Schedule 2.3(n) of the Disclosure Schedule. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Company's assets has been recorded, filed, executed or delivered.

      (o) The Disclosure Schedule contains a true and correct list and description (including coverages, deductibles and expiration dates) of all insurance policies which are owned by the Company or which name the Company as an insured (or loss payee), including without limitation those which pertain to the Company's assets, employees or operations. All such insurance policies are in full force and effect and the Company has not received notice of cancellation of any such insurance policies. In the two (2) year period ending on the date hereof, the Company has not received any written notice from, or on behalf of, any insurance carrier relating to or involving an increase in insurance rates (except to the extent that insurance risks may be increased for all similarly situated risks) or non-renewal of a policy, or requiring or suggesting material alteration of any of the Company's assets, purchase of additional equipment, or material modification of any of the Company's methods of doing business.

      (p)   The Disclosure Schedule contains a list showing:

          (i) the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box;

          (ii) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from the Company; and

         (iii) all instruments or agreements to which the Company is a party as an endorser, surety or guarantor, other than checks endorsed for collection or deposit in the ordinary course of business.

       (q) The Disclosure Schedule describes each: (i) business relationship (excluding employee compensation and other ordinary incidents of employment) existing on the date of this Agreement between (x) the Company, and (y) any present or former officer, director, stockholder or Affiliate of the Company, any present or former known spouse, ancestor or descendant of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the foregoing persons (all such persons and trusts encompassed by this clause (y) being sometimes collectively referred to herein as the "Related Parties" and individually as a "Related Party"); (ii) transaction occurring since January 1, 2000, between the Company and any Related Party; and (iii) amount owing by or to any of the Related Parties, respectively, to or from the Company as of the date of this Agreement. No property or interest in any property (including, without limitation, designs and drawings concerning machinery) which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Company's business, is presently owned by or leased or licensed by or to any Related Party. Prior to the Closing Date, all amounts due and owing to or from the Company by or to any of the Related Parties (excluding employee compensation and other incidents of employment) shall be paid in full. Neither the Company nor any Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with the Company's business.

      (r)   (i)   As used in this Agreement, the following terms shall
have the following meanings:

         (A) the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes;

         (B) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns; and

         (C) the term "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or to the Treasury
Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

         (ii) All Returns required to be filed by the Company have been properly completed and filed on a timely basis and in correct form. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. No extension of time within which to file any Return which has not been filed has been requested or granted.

          (iii) With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all amounts required to be paid by the Company, to taxing authorities or others, on or before the date hereof have been paid or have been provided for in a reserve which is adequate for the payment of such taxes.

          (iv) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by or requested from the Company. The Disclosure Schedule sets forth (i) the taxable years of the Company as to which the respective statutes of limitations with respect to Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements and the Interim Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the Financial Statements and the Interim Financial Statements.

           (v) The Company is not a party to or bound by (nor will the Company become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement.

           (vi) All material elections with respect to Taxes affecting the Company as of the date hereof are set forth in the Disclosure Schedule.

           (vii) The unpaid Taxes of the Company do not exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Interim Financial Statements, as adjusted for the passage of time through the Closing Date, in accordance with the past practices of the Company.

CONDUCT OF BUSINESS

      (s) Except for those occurrences which would not have a material adverse effect on the financial condition, results of operations or business prospects of the Company described in Section 2.3(s) of the Disclosure Schedule, the Company has not, since December 31, 1999:

          (i) sold, assigned, leased, exchanged, transferred or otherwise disposed of any of its assets or property, except for sales of Inventory and cash applied in the payment of the Company's liabilities, in the usual and ordinary course of business in accordance with the Company's past practices;

          (ii) suffered any casualty, damage, destruction or loss, or interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

          (iii) written off any material asset as unusable or obsolete or for any other reason;

          (iv) made or suffered any material change in the conduct or nature of any aspect of the business of the Company, whether or not made in the ordinary course of business or whether or not such change had a material adverse effect upon the Company (the foregoing representation and warranty shall not be deemed to be breached by virtue of the entry by the Fields into this Agreement, or their consummation of the transaction contemplated hereby);

          (v) waived any right arising out of the conduct of, or with respect to, the business of the Company;

          (vi) made (or committed to make) capital expenditures in an amount which exceeds $10,000 for any item or $25,000 in the aggregate;

          (vii) discharged any liability except in the usual and ordinary course of business in accordance with past practices, or prepaid any liability;

          (viii) made any change in accounting methods or principles;

          (ix) borrowed any money or issued any bonds, debentures, notes or other corporate securities, including without limitation, those evidencing borrowed money;

          (x) entered into any transaction with, or made any payment to, or incurred any liability to, any Related Party;

          (xi)   issued or sold any securities of any class;

          (xii) paid, declared or set aside any dividend or other distribution on its securities of any class or purchased, exchanged or redeemed any of its securities of any class;

          (xiii) without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the usual and ordinary course of business (by operation of law or otherwise), substantially consistent with past practices (the foregoing representation and warranty shall not be deemed to be breached by virtue of the entry by Sellers into this Agreement or their consummation of the transaction contemplated hereby).

      (t) The Company has not suffered or been threatened with (and neither the Company nor any of the Fields has knowledge of any facts which may cause or result in) any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Company, including, without limiting the generality of the foregoing, the existence or threat of a labor dispute, or any material adverse change in, or loss of, any relationship between the Company and any of its key employees.

      (u) Neither the Company nor the Fields have any knowledge of any intention or indication of intention by a "Significant Customer" (as herein defined) to terminate its business relationship with the Company or to limit or alter its business relationship with the
Company in any material respect.   Neither the Company nor the Fields
have any knowledge of any intention or indication of intention by a "Significant Supplier" (as herein defined) to terminate its business relationship with the Company or to limit or alter its business relationship with the Company in any material respect. As used herein, (x) "Significant Customer" means any of the ten (10) largest customers of the Company, measured in terms of sales volume in dollars for the year ended December 31, 1999, and (y) "Significant Supplier" means any supplier of the Company from whom Seller has purchased $25,000 or more of goods during either of years ended December 31, 1998 or 1999 for use in the Company's business.

CONTRACTS

      (v) Except as set forth in Section 2.3(v) of the Disclosure Schedule, the Company is not a party to, or bound by, or the issuer or beneficiary of, any undischarged written or oral:

          (i) agreement for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of the Company;

          (ii) agreement for the payment of severance benefits by the Company to any of the Company's employees;

          (iii)   consulting agreement;

          (iv)   collective bargaining agreement;

      (v) plan or contract or arrangement providing for bonuses, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering employees of the Company;

      (vi) agreement or order for the purchase of Inventory or other materials having a price under any such agreement or order in excess of $10,000 or agreement or order for the purchase of Equipment (as herein defined) having a price under any such agreement or order in excess of $10,000;

      (vii) agreement for the sale of any Equipment, Inventory or other assets, except for sales of Inventory in the ordinary course of business;

      (viii) lease or sublease, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles, where the lease or sublease provides for an annual rent in excess of $25,000 or has an unexpired term as of the Closing Date in excess of thirty (30) days;

      (ix) agreement restricting in any manner the Company's right to compete with any other person or entity, the Company's right to sell to or purchase from any other person or entity, the right of any other party to compete with the Company, or the ability of such person or entity to employ any of the Company's employees;

       (x) agreement between the Company and any of its Affiliates or other Related Parties;

      (xi) agreement for the advertisement, display, or promotion of any of the Company's products or services which cannot be cancelled by the Company without payment or penalty upon notice of thirty (30) days or less;

      (xii) guaranty, performance, bid or completion bond, or surety or indemnification agreement;

      (xvii)   requirements contract;

      (xiii) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit;

      (xiv)   governmental order or directive;

      (xv)   agreement for the treatment or disposal of Hazardous
Materials (as herein defined);

      (xvi)   partnership or joint venture agreement;

      (xvii) agreement or arrangement not specifically enumerated above concerning or which provides for the receipt or expenditure of more than $10,000, except agreements for the sale of goods or rendering of services entered into by the Company in the ordinary course of business.

All agreements, leases, subleases and other instruments referred to in
Section 2.3(v) of the Disclosure Schedule, and all other agreements or instruments to which the Company is a party or by which it is bound, are in full force and binding upon the parties thereto. Neither the Company nor any of the other parties thereto are in default under any such agreement, lease, sublease or other instrument. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default under any such agreement, lease, sublease or other instrument by the Company or the other contracting party. The Company has not released or waived any of its rights under any such agreement, lease, sublease or other instrument.

      (w) Neither the Company nor any of Sellers is a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Sellers according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by Sellers of this Agreement may be prohibited, prevented or delayed.

      (x) The Disclosure Schedule contains a true and correct copy of every license, permit, registration and governmental approval, agreement and consent applied for, pending by, issued or given to the Company, and every agreement with governmental authorities (Federal, state, local or foreign) entered into by the Company, which is in effect or has been applied for or is pending, exclusive of Environmental Permits (as herein defined) (the "Permits"). Such Permits constitute all licenses, permits, registrations, approvals and agreements and consents (other than Environmental Permits) which are required in order for the Company to conduct its business as presently conducted.

      (y) The Company is not subject to any legal obligations to renegotiate, nor does the Company have knowledge of a claim for a legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument to which it is now or has been a party.

      (z) The Company does not have any unsatisfied community or charitable pledges, contributions or commitments.

       (aa) The Company is not subject to any liability, or claim therefor, for or with respect to price adjustment under any contract with the U.S. Government or any agency thereof, including any liability for defective pricing.

EMPLOYEES

      (bb) The Company has no ownership interest in, and does not contribute to, any credit union which has been established by the Company for any of its employees.

      (cc)   (i)   Neither the Company nor any affiliate of the
Company as determined under Code section 414(b), (c), (m) or (o) ("ERISA Affiliate") maintains, administers or contributes to, nor do the employees of the Company or any ERISA Affiliate receive or expect to receive as a condition of employment, benefits pursuant to: any employee pension benefit plan (as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) ("Plan"), including, without limitation, any multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plan"); any employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan"); or any bonus, deferred compensation, stock purchase, stock option, stock appreciation, severance, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan") other than those Plans, Welfare Plans and Employer Benefit Plans described in the Disclosure Schedule.

      (ii) All Plans, Welfare Plans and Employee Benefit Plans and any related trust agreements or annuity contracts (or any related trust instruments) comply with and are and have been operated in accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of Code section 401(a) to the extent any Plan is intended to conform to that section), other Federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith.

      (iii) True and complete copies of each Plan, Welfare Plan and Employee Benefit Plan, related trust agreements, annuity contracts, determination letters, summary plan descriptions, all communications to employees regarding any Plan, Welfare Plan, or Employee Benefit Plan, annual reports on Form 5500, Form 990 and actuarial reports for the most recent two Plan years, and each plan, agreement, instrument and commitment referred to herein, have been furnished to Purchaser and are listed in the Disclosure Schedule; all of the foregoing are legally valid, binding, in full force and effect, and there are no defaults thereunder; and none of the rights of the Company thereunder will be impaired by this Agreement or the consummation of the transaction contemplated hereby. The annual reports on Form 5500 and Form 990 and actuarial statements furnished to Purchaser fully and accurately set forth the financial and actuarial condition of each Plan and each trust funding any Welfare Plan. With respect to each Plan, Welfare Plan and Employee Benefit Plan, the Disclosure Schedule sets forth the name and address of the administrator and trustees and the policy number and insurer under all insurance policies.

      (iv) There are no pending or threatened claims by or on behalf of any of the Plans, Welfare Plans, or Employee Benefit Plans by any employee or beneficiary covered under any Plans, Welfare Plans or Employee Benefit Plans or otherwise involving any Plan, Welfare Plan or Employee Benefit Plan (other than routine claims for benefits).

      (dd)   With respect to employees of the Company:

          (i) the Company is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, and unfair labor practices;

          (ii) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees;

          (iii) upon termination of the employment of any of the employees of the Company after the Closing Date, the Company will not be liable to any of its employees for severance pay;

          (iv) the employment of each of the Company's employees is terminable at will without cost to the Company except for payments required under the Plans, Welfare Plans and Employee Benefit Plans and payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by the Company prior to the Company's hiring a person not previously employed by the Company;

          (v) the Disclosure Schedule contains a true and complete list of all employees who are employed by the Company as of May 31, 2000, and said list correctly reflects their salaries, wages, other compensation (other than benefits under the Plans, Welfare Plans and Employee Benefit Plans), dates of employment and positions. The Company does not owe any past or present employees any sum in excess of $2,500 individually and $7,500 in the aggregate other than for accrued wages or salaries for the current payroll period, and amounts payable under Plans, Welfare Plans or Employee Benefit Plans. No employee owes any sum to the Company.

      (ee) Neither the Company nor the Fields have any knowledge of any intention of or indication by a "Significant Employee" (as herein defined) that such Significant Employee has terminated or intends to terminate his employment with the Company. As used herein, "Significant Employee" means the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer or any other executive officer of the Company.

LITIGATION AND CLAIMS

      (ff) There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the best of the Company's and the Fields' knowledge, threatened against the Company, or any of the Company's officers, directors or Affiliates, with respect to or affecting the Company's operations, business, products, sales practices or financial condition, or related to the consummation of the transaction contemplated hereby.

      (gg) There are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company, would have a material adverse effect on the business, operations, assets, liabilities, financial condition or prospects of the Company before or after the Closing.

      (hh) The Company has not made any oral or written warranties with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof except as are described in the Disclosure Schedule. There are no material claims pending, anticipated or threatened against the Company with respect to the quality of or absence of defects in such products or services. The Company has not paid or been required to pay direct, incidental, or consequential damages to any person in connection with any of such products or services.

          (ii) The Company is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the properties, assets, personnel or business activities of the Company.

      (jj) The Company is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or any Permit from, any Federal, state or local governmental authority to which the property, assets, personnel or business activities to which the Company is subject, including, without limitation, Federal, state or local laws, statutes and regulations relating to equal employment opportunities, fair employment practices, occupational health and safety, wages and hours, and discrimination.

ENVIRONMENTAL MATTERS

      (kk) Both the Company and its assets and business are in compliance with all Environmental Laws (as herein defined) and Environmental Permits (as herein defined). A copy of any notice, citation, inquiry or complaint which the Company has received in the past two years of any alleged violation of any Environmental Law or Environmental Permit is contained in the Disclosure Schedule, and all violations alleged in said notices have been corrected. The Company possesses all Environmental Permits which are required for the operation of its business, and is in compliance with the provisions of all such Environmental Permits.

      (ll) There has been no storage, treatment, generation, transportation or Release (as herein defined) of any Hazardous
Materials (as herein defined) by the Company or its predecessors in interest, or by any other person or entity for which the Company is or may be held responsible, at any location in violation of, or which could give rise to any obligation under, Environmental Laws.

      (mm)   RESERVED

      (nn)   For the purposes of this Agreement:

          (i) "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; air, surface or ground water or noise pollution; Releases; protection of wildlife, endangered species, wetlands or natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing;

          (ii) "Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws;

          (iii)   "Hazardous Materials" means:

             (A) pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including without limitation any
(i) "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 V.S.C. 9601, et. seq., as amended and reauthorized ("CERCLA"), and (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C., Sec. 6902 et. seq., and all amendments thereto and reauthorizations thereof; and

             (B) even if not prohibited, limited or regulated by Environmental Laws, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment or the health and safety of any person, or impair the use or value of any portion of the Leased Premises;

          (iv) "Release" means any spill, discharge, leak, emission, escape, injection, dumping, or other release or threatened release of any Hazardous Materials into the environment, whether or not notification or reporting to any governmental agency was or is, required, including without limitation any Release which is subject to CERCLA.

REAL ESTATE

      (oo)   The Company does not own any real estate.

      (pp) The Company does not lease any real estate other than the premises identified in the Disclosure Schedule as being so leased (the "Leased Premises"). The Leased Premises are leased to the Company pursuant to written leases, true, correct and complete copies of which are attached to the Disclosure Schedule. None of the improvements comprising the Leased Premises, or the businesses conducted by the Company thereon, are in violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easements. No material expenditures are required to be made for the repair or maintenance of any improvements on the Leased Premises. The Company is not in default under any agreement relating to the Leased Premises nor is any other party thereto in default thereunder. All options in favor of the Company to purchase any of the Leased Premises, if any, are in full force and effect.

      (qq) There are no challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of, the Leased Premises, and no special arrangements or agreements exist with any governmental authority with respect thereto (the representations and warranties contained in this paragraph (qq) shall not be deemed to be breached by any prospective general increase in real estate tax rates).

      (rr) There are no condemnation proceedings pending or, to the best of the Fields' and the Company's knowledge, threatened with respect to any portion of the Leased Premises.

      (ss) There is no tax assessment (in addition to the normal, annual general real estate tax assessment) pending or, to the best of the Fields' and the Company's knowledge, threatened with respect to any portion of, to the extent the Company is liable for payment therefor, the Leased Premises.

OTHER ASSETS

      (tt) The furniture, fixtures, vehicles, machinery, shelving, racks, equipment, tools, dies, molds, jigs, fixtures and other tangible personal property (other than Inventory) owned or leased by the Company and used in its operations (collectively, the "Equipment") constitutes all tangible personal property necessary in order for the Company to conduct its business as it has been conducted in the past. All Equipment is in good operating condition and repair (ordinary wear and tear excepted). The Disclosure Schedule contains a complete list of all leased Equipment.

      (uu) The Disclosure Schedule identifies all of the following which are used in the Company's business and in which the Company claims any ownership rights: (i) all trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights; (ii) all common law Trademarks; (iii) all patents on and pending applications to patent any technology or design; (iv) all registrations of and applications to register copyrights; and (v) all licenses of rights in computer software, Trademarks, patents, copyrights, unpatented formulations, manufacturing methods and other know-how, whether to or by the Company. The rights required to be so identified are referred to herein collectively as the "Intellectual Property".

      (vv)   (i)   The Company is the owner of or duly licensed to use
each Trademark and its associated goodwill; (ii) each Trademark registration exists and has been maintained in good standing;
(iii) each patent and application included in the Intellectual Property exists, is owned by or licensed to the Company, and has been maintained in good standing; (iv) each copyright registration exists and is owned by the Company; (v) to the knowledge of the Fields, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (vi) neither the Company nor any of the Fields has any knowledge of any claim that any third party asserts ownership rights in any of the Intellectual Property; (vii) neither the Company nor any of the Fields has any knowledge of any claim or any reason to believe that the Company's use of any Intellectual Property infringes any right of any third party; and (viii) neither the Company nor any of the Fields has any knowledge or any reason to believe that any third party is infringing any of the Company's rights in any of the Intellectual Property.

GENERAL

      (ww) Neither the Company nor any of its former or current officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the Company or its business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Company, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business. Without limiting the generality of the foregoing, the Company has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

      (xx) Neither the Company nor the Fields have taken any actions which were calculated to dissuade, or had the effect of dissuading, any present employees, representatives or agents of the Company from continuing an association with the Company after the Closing.

      (yy) Neither the Fields, nor any of their Affiliates, nor the Company, have dealt with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

      (zz) The representations and warranties of the Fields in this Agreement, and all representations, warranties and statements of the Fields or the Company contained in any schedule, financial statement, exhibit, list or document delivered pursuant hereto or in connection herewith, do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading.

      (aaa) The copies of all documents furnished by the Fields or the Company to Purchaser pursuant to or in connection with this Agreement are complete and accurate. The Disclosure Schedule contains complete and accurate copies of all documents referred to therein.
The information contained in the Disclosure Schedule is complete and accurate.

      (bbb) Disclosure of any fact or item in any schedule or exhibit hereto shall be deemed to have been so disclosed in any other schedule, exhibit, representation or warranty made by the Fields herein, which by its terms and the matters so scheduled would be required to be reflected therein. Matters reflected in the schedules and exhibits hereto are not necessarily limited to matters required by this Agreement to be disclosed herein or therein. Such additional matters are provided for informational purposes only.

      (ccc) The Fields shall not be deemed to have made to Purchaser any representation or warranty other than as expressly made in Section
2.3 hereof. In particular, the Fields make no representations or warranties with respect to any projections, estimates or budgets heretofore delivered or made available to Purchaser concerning future revenues, expenses, expenditures or results of operations.

   2.4   Individual Representations and Warranties of Sellers   Each
of Sellers, individually, represents and warrants to Purchaser as follows:
      (a) Such Seller has full power and authority to execute and perform this Agreement.

      (b) If such Seller is a corporation, limited partnership, trust or entity (a "Seller Entity"), such Seller Entity is duly organized, existing and in good standing under the laws of its jurisdiction of incorporation or formation. The execution and delivery of this Agreement by it and the performance by it of all of its obligations under this Agreement have been duly approved prior to the date of this Agreement by all requisite action of its board of directors, general partners, trustees or the like, as the case may be. The approval of its shareholders, limited partners, beneficiaries or the like (as the case may be), for it to execute this Agreement or consummate the transaction contemplated hereby is either not required or has been duly given. This Agreement has been duly executed and delivered by it. Neither the execution and delivery of this Agreement by such Seller Entity, nor the consummation by it of the transaction contemplated hereby, will conflict with or constitute a breach of any of the terms, conditions or provisions of its Certificate or Articles of Incorporation, by-laws, Agreement of Limited Partnership, trust agreement or declaration of trust, or other organizational documents, as the case may be.

      (c) This Agreement has been duly executed and delivered by such Seller, and constitutes a valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

ARTICLE III

RESERVED
ARTICLE IV

Conditions to Closing

   4.1 Conditions to Sellers' Obligations. The obligation of Sellers to close the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which, this Agreement may, at Sellers' option, be terminated pursuant to and with the effect set forth in Article IX:
      (a) Each and every representation and warranty made by Purchaser shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

      (b) All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed.

      (c) No suit, proceeding or investigation shall have been commenced by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

   4.2 Conditions to Purchaser's Obligations. The obligation of Purchaser to close the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which, this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article IX:
      (a) Each and every representation and warranty made by Sellers shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

      (b) All obligations of Sellers to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Sellers would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed.

      (c) The Company shall have obtained all consents specified by Purchaser to the consummation of the transaction contemplated hereby under or with respect to, any contract, lease, agreement, purchase order, sales order or other instrument, Permit or Environmental Permit, where the consummation of the transaction contemplated hereby would be prohibited or constitute an event of default, or grounds for acceleration or termination, in the absence of such consent (without cost to Purchaser or the Company in excess of the normal and customary cost associated therewith) or, to the extent the Permits and Environmental Permits held by the Company would terminate upon a change of control of the Company, Purchaser shall have either obtained licenses and permits on substantially the same terms as such Permits and Environmental Permits, or shall have obtained binding commitments from the applicable governmental authorities to issue such licenses and permits to the Company following the Closing.

      (d) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

      (e) Sellers shall have delivered to Purchaser the written opinion of Kummer Kaempfer Bonner & Renshaw, counsel to Sellers, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.


ARTICLE V

Closing

   5.1 Form of Documents. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this
Article V. All documents which Sellers shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Sellers and Sellers' counsel.

   5.2 Purchaser's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 4.2, Purchaser shall execute and/or deliver to Sellers all of the following:
      (a)   the Shares to be paid at Closing as provided in Section
1.2;

      (b) an incumbency and specimen signature certificate with respect to the officers of Purchaser executing this Agreement, and any other document delivered hereunder, on behalf of Purchaser;

      (c) a certified copy of resolutions of Purchaser's board of directors, authorizing the execution, delivery and performance of this Agreement, and any other document delivered by Purchaser hereunder;

       (d) a closing certificate executed by the President of Purchaser (or any other officer of Purchaser specifically authorized to do so), on behalf of Purchaser, pursuant to which Purchaser represents and warrants to Sellers that Purchaser's representations and warranties to Sellers are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Purchaser on or before the Closing Date, to the extent not waived by Sellers in writing, have been so performed (or, if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Purchaser at the Closing have been executed by duly authorized officers of Purchaser; and

      (e) without limitation by the specific enumeration of the foregoing, all other documents reasonably required from Purchaser to consummate the transaction contemplated hereby.

   5.3 Sellers' Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 4.1, Sellers shall execute or deliver to Purchaser all of the following:
      (a) a certified copy of the Company's Articles of Organization and Operating Agreement;

      (b) certificates of good standing of the Company issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of Nevada and;

      (c) an incumbency and specimen signature certificate with respect to the officers of the Company executing any document delivered by the Company hereunder or in connection with the transaction contemplated hereby, on behalf of the Company;

      (d)   certificates representing all outstanding Membership
Interests, duly endorsed in blank or with duly executed stock powers attached;

      (e) a closing certificate duly executed by each Seller, pursuant to which each Seller represents and warrants to Purchaser that such Seller's representations and warranties to Purchaser are true and correct as of the Closing Date as if then originally made (or if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Sellers on or before the Closing Date, to the extent not waived by Purchaser in writing, have been so performed (or if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by the Company at the Closing have been executed by duly authorized officers of the Company;

      (f) the written resignations effective as of the Closing Date of such of the managing members, directors and officers of the Company, as are designated by Purchaser to resign;

      (g) physical possession of all records, tangible assets, licenses, policies, contracts, plans, leases or other instruments owned by or pertaining to the Company, which are in the possession of any Seller except to the extent that Purchaser directs that such items should be delivered elsewhere;

      (h) all necessary consents with respect to any contract, lease, purchase order, sales order, license agreement, Permit, Environmental Permit and license which are required as a result of a change of control of the Company, or alternate arrangements with respect thereto which are acceptable to Purchaser, and any other consents obtained pursuant to the provisions of this Agreement;

      (i)   the minute books and records of the Company;

      (j)   UCC-1, Federal and State tax lien, bankruptcy and seven
(7) year judgment searches with respect to the Company, for the State of Nevada and the counties thereof in which a portion of the business of the Company is conducted, all prepared by search companies reasonably satisfactory to Purchaser, and dated not earlier than fifteen (15) days prior to the Closing Date;

      (k) all clearance certificates or similar types of documents which may be required by any state taxing authority in order to relieve Purchaser of any obligation to withhold any portion of the Shares; and

      (l) without limitation by the specific enumeration of the foregoing, all other documents reasonably required from Sellers to consummate the transaction contemplated hereby.

ARTICLE VI

Post-Closing Agreements

   6.1 Post-Closing Agreements From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article VI.

   6.2 Inspection of Records. The Fields, Purchaser and their respective Affiliates, shall each retain and make their respective books and records (including expired insurance policies and work papers in the possession of their respective accountants) with respect to the Company available for inspection by the other party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions of the Company occurring prior to and relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of the Company. As used in this Section 6.2, the right of inspection includes the right to make extracts or copies. The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party.

   6.3 Confidentiality. Sellers shall not communicate or divulge to, or use for the benefit of, any person, firm or corporation other than Purchaser, its agents and representatives, any Confidential Information except as may be required by law, including filing any tax returns.

   6.4 Use of Trademarks. Sellers shall not use and shall not license or permit any third party to use, any name, slogan, logo or trademark which is similar, confusingly similar or deceptively similar to any of the names or trademarks used in connection with the business of the Company.

   6.5 Back-Up. The Fields shall, at Purchaser's request, furnish complete detailed back-up material with respect to the Company, the past financial statements of the Company, the Financial Statements and the Interim Financial Statements as are in Sellers' possession or are reasonably available to Sellers.

   6.6 Third Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in Article VIII, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

   6.7 Liabilities Undertaking. Upon Closing, Purchaser hereby undertakes, assumes and agrees to perform, pay and discharge, or cause the Company to perform, pay and discharge the following:

      (a) All unpaid debts and liabilities of the Company existing at Closing, but only if and to the extent they are expressly set forth or reserved against in the Financial Statements and Interim Financial Statements or are incurred subsequent to the date of the Interim Financial Statements and prior to the Closing in the ordinary course of business and otherwise in conformity with the representations, warranties and covenants of the Company with respect thereto contained in Section 2.3 of this Agreement; and

      (b) All unperformed and unfulfilled obligations which are required to be performed and fulfilled by the Company under the terms of all executory written contracts, agreements, leases, Permits, commitments and undertakings as listed in the Disclosure Schedule and were entered into prior to Closing, and which (i) are permitted by the terms of this Agreement and (ii) in all cases, conform to the representations, warranties and covenants of the Company with respect thereto contained in Section 2.3.

   6.8 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Membership Interests to Purchaser on the terms herein contained and to otherwise comply with the terms of this Agreement.

   6.9 Injunctive Relief. Sellers specifically recognize that any breach of Section 6.3 or 6.4 will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Sellers agree that in the event of any such breach, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. Sellers and Purchaser recognize that the absence of a time limitation in Section 6.3 is reasonable and properly required for the protection of Purchaser and in the event that the absence of such limitation is deemed to be unreasonable by a court of competent jurisdiction, Sellers agree and submit to the imposition of such a limitation as said court shall deem reasonable.

ARTICLE VII

Matters Regarding the Fields

   7.1   Right of First Refusal
      (a) The Fields may not transfer all, or any portion of their limited liability company membership interest (the "Remaining Membership Interest") to any person without transmitting an Offer to both the Company and Purchaser with respect any portion thereof that the Fields propose to transfer. "Offer" means written notice from the Fields specifying all of the following:

          (i) The Fields' intention to transfer all or any portion of the Remaining Membership Interest;

          (ii) The portion of the Remaining Membership Interest that the Fields propose to transfer;

          (iii) The name, address, and telephone number of the proposed transferee;

           (iv) The price that the transferee proposes to pay to the Fields for the portion of the Remaining Membership Interest to be transferred, as well as all other terms and conditions of the proposed transfer; and

             (v)   The date of the Offer.

      (b) Within thirty (30) days after receipt of the Offer, the Company and/or Purchaser may purchase all, but not less than all, of the portion of the Remaining Membership Interest proposed to be transferred. Such purchase shall be at the same price, and under the same terms and conditions, as the Offer.

      (c) If the portion of the Remaining Membership Interest offered by the Fields is not purchased by the Company or by the Purchaser within the time periods specified above, the Fields may transfer the portion of the Remaining Membership Interest to the transferee, provided, however, that said transfer must otherwise comply with any restriction on transfer contained in the Company's Articles of Organization and/or Operating Agreement and that the proposed transferee agrees to sign an agreement containing substantially the same terms as are contained in this Agreement.

   7.2 Continuing Role of the Fields. From and after the Closing Date, the Fields shall remain as officers of the Company, and shall be charged with the day-to-day operations of the Company. The Fields shall not receive independent compensation for providing such services, but shall be entitled to certain distributions from the net income of the Company determined in accordance with generally accepted accounting principles consistently applied, all as further detailed in an engagement letter between the Company and the Fields in substantially the form of Exhibit E attached hereto (the "Engagement Letter"). The Engagement Letter shall address certain operating issues, including the responsibilities of the Fields, the basis for the determination of the Company's net income, events of default and other customary provisions.

ARTICLE VIII

Indemnification

   8.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article VIII. No specifically enumerated indemnification obligation with respect to a particular subject matter as set forth below shall limit or affect the applicability of a more general indemnification obligation as set forth below with respect to the same subject matter. For the purposes of this Article VIII, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing.

   8.2 Certain Definitions. As used in this Agreement, the following terms shall have the indicated meanings:
      (a) "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation:
(i) reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such Claim; (ii) expenses (computed on an after-Tax basis) reasonably incurred to compensate employees for any costs or ramifications associated with compliance with (or lack of compliance with) the requirements of section 401(a) or 401(k) of the Code; and (iii) costs and expenses reasonably incurred to bring the Company's assets and business into compliance with Environmental Laws;

      (b) "Indemnified Party" shall mean a party hereto who is entitled to indemnification from another party hereto pursuant to this
Article VIII;

      (c) "Indemnifying Party" shall mean a party hereto who is required to provide indemnification under this Article VIII to another party hereto;

      (d) "Third Party Claims" shall mean any claims for Damages which are asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

   8.3 Sellers' Indemnification Obligations. The Fields shall jointly and severally, and the Selling Investment Members, solely with respect to the representations and warranties contained in Section 2.4, shall severally but not jointly in accordance with their proportionate interests reflected in Exhibit A, indemnify, save and keep Purchaser, the Company and their respective successors and permitted assigns (each a "Purchaser Indemnitee" and collectively the "Purchaser Indemnitees") forever harmless against and from all Damages sustained or incurred by any Purchaser Indemnitee, as a result of or arising out of or by virtue of:
      (a) any inaccuracy in or breach of any representation and warranty made by Sellers to Purchaser herein or in any closing document delivered to Purchaser in connection herewith; provided, however, that in the case of an inaccuracy or breach of any of the representations and warranties contained in Section 2.4, only the Seller whose representation and warranty was inaccurate or breached shall have an obligation of indemnification under this Section 8.3;

      (b) the breach by any Seller of, or failure of any Seller to comply with, any of the covenants or obligations under this Agreement to be performed by Sellers (including, without limitation, their obligations under this Article VIII);

      (c)   without being limited by paragraphs (a) or (b) of this
Section 8.3 (and without regard to the fact that any one or more of the items referred to in this Section 8.3(c) may be disclosed in the Disclosure Schedule or in any documents included or referred to therein or may be otherwise known to Purchaser at the date of this Agreement or on the Closing Date), any action or failure to act, in whole or in part, on or prior to the Closing Date with respect to any Plan, Welfare Plan or Employee Benefit Plan which the Company or any ERISA Affiliate has at any time maintained or administered or to which the Company or any ERISA Affiliate has at any time contributed;

      (d)   without being limited by paragraphs (a) or (b) of this
Section 8.3 (and without regard to the fact that any one or more of the items referred to in this Section 8.3(d) may be disclosed in the Disclosure Schedule or in any documents included or referred to therein or may be otherwise known to Purchaser as the date of this Agreement or on the Closing Date):

          (i) any violation of, or delinquency in respect to, any decree, order or arbitration award or law, statute, or regulation in effect on or prior to the Closing Date of or agreement of the Company with, or any license or Permit granted to the Company from, any Federal, state or local governmental authority to which the Company or its properties, assets, personnel or business activities are subject, including, without limitation, laws, statutes and regulations relating to occupational health and safety, building codes, zoning, equal employment opportunities, fair employment practices and discrimination;

           (ii) any generation, transportation, storage, treatment or Release of any Hazardous Materials occurring on or prior to the Closing Date (including without limitation those that allegedly result in, or result in, any Release or treatment of Hazardous Materials after the Closing Date), regardless of when liability is asserted;

          (iii) any discharges to or from storm, ground or surface waters or wetlands, and any air emissions or pollution, which result from or are caused by activities, events, conditions or occurrences on or prior to the Closing Date;

          (iv) the exposure of and resulting consequences to any persons, including, without limitation, employees of the Company, to any Hazardous Materials created, generated, processed, handled or originating on or prior to the Closing Date at any location occupied by the Company or otherwise used by the Company or its predecessors in the conduct of its business or contained in or constituting a part of merchandise sold by the Company or its predecessors; or

          (v) any violation or alleged violation of, or obligation imposed by, any Environmental Law as a result of activities, events, conditions or occurrences prior to the Closing Date, regardless of when the violation or alleged violation or obligation arises or is asserted.

      (e)   (i)   Notwithstanding anything in this Agreement to the
contrary, no claim for indemnification pursuant to this Section 8.3 may be made by a Purchaser Indemnitee unless such claim is made on or prior to the day immediately preceding the first anniversary date of the Closing.

          (ii) Notwithstanding anything in this Agreement to the contrary, if the Closing shall have occurred and a claim for indemnification pursuant to Section 8.3(a) is made by a Purchaser Indemnitee, then in no event shall Indemnifying Party's liability for Damages with respect to its indemnification exceed the market value of the Shares as of the close of trading on the last trading day immediately prior to the Closing Date plus reasonable attorneys' fees, expert fees and costs of collection.

          (iii) Notwithstanding anything in this Agreement to the contrary, the Indemnifying Party shall not have any obligation or liability pursuant to this Section 8.3 to indemnify a Purchaser Indemnitee until all Damages sustained or incurred by all Purchaser Indemnitees exceed $100,000 in the aggregate.

          (iv) The amount of any Damages for which indemnification is provided under this Section 8.3 shall be reduced by (i) any amounts which the Purchaser Indemnitees have recovered pursuant to any indemnification by or indemnification agreement with any third party, and (ii) any insurance proceeds or other cash receipts or sources of reimbursement which the Purchaser Indemnitees have claimed and received as an offset against such Damages. Each Purchaser Indemnitee agrees to make any claim for indemnification from insurance proceeds available to offset against such Damages specified in the preceding sentence and for which it is entitled to indemnification under this
Section 8.3 and to pursue such claims in good faith.

          (v)   Damages subject to indemnification pursuant to this
Section 8.3 shall not include punitive damages suffered by a Purchaser
Indemnitee.

   8.4 Purchaser's Indemnification Covenants. Purchaser shall indemnify, save and keep Sellers and their respective successors and assigns ("Seller Indemnitees"), forever harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of or by virtue of:
      (a) any inaccuracy in or breach of any representation and warranty made by Purchaser to Sellers herein or in any closing document delivered to Sellers in connection herewith; or

      (b) any breach by Purchaser of, or failure by Purchaser to comply with, any of the covenants or obligations under this Agreement to be performed by Purchaser (including without limitation its obligations under this Article VIII).

   8.5 Cooperation. Subject to the provisions of Sections 8.7 and 8.8, the Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

   8.6   Subrogation/   The Indemnifying Party shall not be entitled
to require that any action be brought against any other person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully defended against the Third Party Claim for which indemnification is sought.

   8.7 Third Party Claims other than Taxes. Forthwith following the receipt of notice of a Third Party Claim, other than a Third Party Claim with respect to Taxes, the party receiving the notice of the Third Party Claim shall (i) notify the other party of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice and (ii) if the party giving such notice is an Indemnified Party, specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. The Indemnified Party may, upon reasonable notice, tender the defense of a Third Party Claim to the Indemnifying Party. If:
          (a) the defense of a Third Party Claim is so tendered and such tender is accepted without qualification by the Indemnifying Party; or

          (b) within thirty (30) days after the date on which written notice of a Third Party Claim has been given pursuant to this
Section 8.7, the Indemnifying Party shall acknowledge without qualification its indemnification obligations as provided in this
Article VIII in writing to the Indemnified Party;

then, except as hereinafter provided, the Indemnified Party shall not have the right to defend or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to defend and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnified Party. All expenses (including without limitation attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the Indemnified Party or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article VIII shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept the defense of a Third Party Claim tendered pursuant to this Section 8.7, or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 8.7, the Indemnified Party so defends or (except as hereinafter provided) settles a Third Party Claim, for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which is incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses.

   8.8 Claims Involving Taxes In the case of any proposed or actual assessment of Tax liabilities for which Purchaser is entitled to indemnification from the Fields as provided herein, Purchaser shall give notice to the Fields, and shall cause the Company to contest such proposed or actual assessment in the manner directed by the Fields (in consultation with Purchaser) through the administrative review or appeal procedures available under the relevant Tax laws and regulations. If the pursuit of such administrative remedies by the Company is unsuccessful, Purchaser shall be entitled to cause the Company to pay the Tax (and any penalties and interest) and be entitled to indemnification from the Fields; provided, however, that if within ten (10) days of receipt from Purchaser of notice of its intention to do so, the Fields shall notify Purchaser of their desire to contest the proposed or assessed Tax deficiency in the courts, they shall be entitled to do so at the Fields' expense provided the Fields pay (subject to their entitlement to a refund if their efforts are successful) the deficiency and any penalties and interest if required in order to seek judicial relief. Purchaser shall cause the Company to cooperate with the Fields for such purposes but shall be entitled to reimbursement for any out-of-pocket expenses incurred by Purchaser or the Company in doing so.

   8.9   Characterization of Indemnity Payments   Purchaser and
Sellers agree to treat any payment made by Sellers hereunder to Purchaser as an adjustment to the Shares. However, in the event the Internal Revenue Service determines that any such payment constitutes taxable gain or income to Purchaser or the Company, such payment shall be increased so that the payee receives, on an after-Tax basis, the amount which would have been received had the payment not resulted in taxable gain or income.

ARTICLE IX

RESERVED

ARTICLE X

Provisions Governing Shares

   10.1 Restrictions; Registration. Sellers acknowledge and agree that the Shares issued under Section 1.2 hereof will not be registered under federal securities laws, nor any rules or regulations of the United States Securities and Exchange Commission. Accordingly, transfer or other disposition of the Shares is restricted under applicable securities laws, rules and regulations. At Closing, Purchaser shall enter into a Registration Rights Agreement with Sellers, in the form of Exhibit F attached hereto, pursuant to which Seller shall be granted "piggyback" registration rights only, subject to certain conditions therein contained.

ARTICLE XI

Miscellaneous

   11.1 Expenses; Transfer Taxes. Each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

   11.2 Publicity. Except as otherwise required by law or applicable stock exchange rules, press releases concerning this transaction shall be made only with the prior agreement of the Fields and Purchaser.

   11.3 Notices All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three
(3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:
If to Sellers:
c/o Philip and June Field
Poker Digest, LLC
1455 East Tropicana, Suite 300
Las Vegas, NV 89119
Fax: (702) 740-2257

If to Purchaser:
Casino Journal Publishing Group, Inc.
Bayport One, Suite 470
8025 Black Horse Pike
West Atlantic City, New Jersey 08232
Attention:  Alan Woinski, President
Fax:  (609) 645-1661

with a copy to:
William J. Downey, Esquire
Sterns & Weinroth, A Professional Corporation
2901 Atlantic Avenue
Atlantic City, New Jersey  08401
Fax:  (609) 340-8722

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this
Section 11.3.

   11.4 Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each Exhibit, Schedule and the Disclosure Schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

   11.5 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

   11.6 Counterparts This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

   11.7 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

   11.8 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New Jersey applicable to contracts made in that State.

   11.9 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

   11.10 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that at or prior to the Closing, Purchaser may assign its rights and delegate its duties under this Agreement to a subsidiary corporation and may assign its rights under this Agreement to its lenders for collateral security purposes.

   11.11 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

   11.12 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:           CASINO JOURNAL PUBLISHING GROUP, INC.


By:_______________________________________
    Alan Woinski, President

SELLERS:
WITNESS:

_____________________________________
Philip Field

______________________________
June Field

______________________________
Terrell H. Amers

______________________________
Marc Beren

______________________________
Ann Berg

______________________________
Gregory A. Chapin

______________________________
Leo Chu

______________________________
Ivy Chu

______________________________
Lorelei B. Cole

______________________________
Edwin Corson

______________________________
Barbara Corson

______________________________
William Fahey

______________________________
Hap Field

______________________________
Wyonne V. Balfe

______________________________
Steven Friedman

______________________________
Pete Kretzmer

______________________________
Millicent Kretzmer

______________________________
Alan Krigman

Icon Information Concepts, Inc.

______________________________


______________________________
Dennis R. Leaf

______________________________
William Lewis

______________________________
Mary Lewis

______________________________
Richard P. Mills

______________________________
Bonita J. Mills

______________________________
John C. Palmer

______________________________
Dennis Querrey

______________________________
Julia Querrey

______________________________
Charles Tarr, Jr.

______________________________
John Tibbetts

______________________________
Eugene Trimble

______________________________
Carol Trimble

______________________________
Linda White

______________________________
Ronald L. Woodhill, as Trustee

______________________________
Barbara J. Woodhill, as Trustee





EXHIBIT A

Selling Investment Members


Terrell H. Amers           2%
Marc Beren                 2%
Ann Berg                   2%
Gregory A. Chapin          2%
Leo & Ivy Chu              2%
Lorelei B. Cole            2%
Edwin & Barbara Corson     1%
William Fahey              1%
Hap Field                  1%
Wyonne V. Balfe            2%
Philip and June Field      16%
Steven Friedman            1%
Pete & Millicent Kretzmer  2%
Alan Krigman               1%
Icon Information Concepts, Inc.     1%
Dennis R. Leaf             2%
William & Mary Lewis       3%
Richard P. & Bonita J. Mills        1%
John C. Palmer             1%
Dennis and/or Julia Querrey         1%
Charles Tarr, Jr.          5%
John Tibbetts              2%
Eugene & Carol Trimble     1%
Linda White                4%
Ronald L. & Barbara J. Woodhill, as Trustees     2%




EXHIBIT B

Allocation of Shares

                         CJPG Share Allocation

Terrell H. Amers                10,050
Marc Beren                      10,050
Ann Berg                        10,050
Gregory A. Chapin               10,050
Leo & Ivy Chu                   10,050
Lorelei B. Cole                 10,050
Edwin & Barbara Corson           5,025
William Fahey                    5,025
Hap Field                        5,025
Wyonne V. Balfe                 10,050
Philip and June Field           80,400
Steven Friedman                  5,025
Pete & Millicent Kretzmer       10,050
Alan Krigman                     5,025
Icon Information Concepts, Inc.  5,025
Dennis R. Leaf                  10,050
William & Mary Lewis            15,075
Richard P. & Bonita J. Mills     5,025
John C. Palmer                   5,025
Dennis and/or Julia Querrey      5,025
Charles Tarr, Jr.               25,125
John Tibbetts                   10,050
Eugene & Carol Trimble           5,025
Linda White                     20,100
Ronald L. & Barbara J. Woodhill,
   as Trustees                  10,050




EXHIBIT C

ASSIGNMENT


THIS ASSIGNMENT is made this 1st day of July, 2000, by --------------, an individual ("Assignor"), to CASINO JOURNAL PUBLISHING GROUP, INC., a Nevada corporation, its assignee or nominee ("Assignee").

BACKGROUND

   On even date herewith, Assignor and Assignee have executed that certain Membership Interest Purchase Agreement (the "Agreement"), pursuant to which Agreement Assignor has agreed to transfer all of its right, title and interest in and to Poker Digest, LLC, a Nevada limited liability company (the "LLC") to Assignee.

   NOW, THEREFORE, in consideration of the foregoing, the promises contained herein, the shares in Assignee to be issued pursuant to the Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Assignor hereto, intending to be legally bound hereby, agrees as follows:

Assignor does hereby grant, sell, assign, convey, transfer, set over and deliver to Assignee, all of Assignor's right, title and interest in and to the LLC, including the entirety of Assignor's limited liability company membership interest in the LLC.

TO HAVE AND TO HOLD unto Assignee, its successors and assigns, forever.

 IN WITNESS WHEREOF, Assignor has executed this Assignment on the date first above written.


WITNESS:






EXHIBIT E

CASINO JOURNAL PUBLISHING GROUP, INC.
Bayport One, Suite 470
8025 Black Horse Pike
West Atlantic City, New Jersey 08232


July 1, 2000


Philip Field and June Field
Poker Digest, LLC
1455 East Tropicana, Suite 300
Las Vegas, NV 89119

Dear Mr. and Mrs. Field:

On even date herewith, Philip and June Field (sometimes collectively referred to as the "Fields") and certain third parties sold and assigned to Casino Journal Publishing Group, Inc. ("CJPG") sixty percent (60%) of the limited liability company membership interests in Poker Digest, LLC (the "Company") pursuant to the terms of that certain Membership Interest Purchase Agreement (the "Purchase Agreement") by and among the Fields, certain third parties and CJPG. As contemplated by Section 7.2 of the Purchase Agreement, this engagement letter will serve to outline the terms and conditions upon which the Fields will render services to the Company on a continuing basis. All measures of revenue and expense referenced in this engagement letter will be determined in accordance with generally accepted accounting principles (GAAP) consistently applied unless otherwise specifically provided herein.

   1. Resignation and Appointment of Managers. Upon consummation of the transactions contemplated by the Purchase Agreement, Philip Field shall resign as Manager of the Company. Such resignation shall be effective immediately upon the execution and delivery of this engagement letter by each of the Fields. Simultaneously with the delivery of such resignation, the Company shall appoint Glenn Fine as Manager of the Company to serve in such position in accordance with the terms of the Operating Agreement governing the affairs of the Company.

   2. Appointment as Officers. Effective immediately upon the resignation of Philip Field as Manager of the Company and the appointment of Glenn Fine as Manager of the Company, CJPG shall cause the Company to appoint June Field as its Chief Executive Officer and to appoint Philip Field as its Chief Operating Officer. CJPG will take no action to cause the Company to remove the Fields as officers of the Company except as provided in Paragraph 6 of this engagement letter.

   3.   Duties of Office.

   As Chief Executive Officer of the Company, June Field shall be responsible for those tasks reasonably assigned by CJPG in relation to the conduct of the business of the Company and such other tasks and responsibilities as are typically assumed and performed by chief executive officers of similarly situated companies. June Field shall report directly to and be subject to supervision by CJPG's Chief Executive Officer.

    As Chief Operating Officer of the Company, Philip Field shall be responsible for those tasks reasonably assigned by CJPG in relation to the conduct of the business of the Company and such other tasks and responsibilities as are typically assumed and performed by chief operating officers of similarly situated companies. Philip Field shall report directly to and be subject to supervision by CJPG's Chief Executive Officer.

(c) While officers of the Company, the Fields shall perform their services from an office in Las Vegas, Nevada metropolitan area and at such other offices of CJPG as may be reasonably required by their duties; provided, however, that the Fields shall not be required to move their home from Clark County, Nevada.

4. Operational Issues. The bulk of the operations of the Company will continue from their current location.

(a) Upon closing of the transaction, CJPG's accounting staff in Atlantic City, New Jersey will assume all Company accounting functions, including the billing, payroll, accounts receivable and accounts payable of the Company. Commencing January 1, 2001, a portion of CJPG's accounting expense will be charged to the Company. The amount of the expense charged to the Company shall be determined by multiplying the gross amount of all CJPG accounting expenses by a fraction, the numerator of which is the gross revenue derived from the operations of the Company (as defined for purposes of determining quarterly distributions of the Company's net income) and the denominator of which is the gross revenue derived from all CJPG operations.

(b) The CJPG marketing, sales and production staff will cooperate with and be available to assist the Company in the Company's conduct of business.

(c) Commissions shall be paid to the Company's sales staff by the Company on terms consistent with CJPG's commission structure.
Currently, no member of CJPG's sales staff is commissioned at a rate higher than fifteen percent (15%) of sales.

(d) CJPG's marketing staff will work with the Fields to use their expertise to attempt to increase circulation and ad sales and continue the current growth of the Company. The Company shall receive a "commission credit" to its revenues for each new advertising account opened by the Fields. The amount of and terms on which such commissions shall be earned shall be consistent with those provided by CJPG to its sales staff. CJPG shall be reimbursed by the Company on a cost basis for the use of CJPG's materials (such as videos, directories, etc.) in subscription generating promotions. If, for example, the Company offers one of CJPG's video poker video tapes to all new subscribers to the Company's Poker Digest Magazine, the Company will reimburse CJPG for the actual cost to CJPG of each tape provided. The cross marketing of all CJPG and Company publications and events will be done on an inter-company barter basis.

(e) The operations of the Company's Classic Poker Cruises may be merged into CJPG's Gaming Entertainment Expositions unit. All revenue derived from the operations of Classic Poker Cruises will be credited to the Company regardless of which subsidiary or division of CJPG is responsible for actual operations, and the Fields shall remain involved in all aspects of such operations.

(f) All principally poker-oriented activities, events, programs, productions, etc., conducted by CJPG shall be deemed to be a component of Classic Poker Cruises operations; provided, however, that no revenues derived from any publication of CJPG or any CJPG subsidiary or affiliate (other than the Company) or any retail sales of CJPG or any CJPG subsidiary or affiliate (other than the Company) shall be credited to the Company.

(g) The Company's current retail division, including the sale of books, videos, etc., will be merged into CJPG's Dealers Choice Gift Shop. All revenue derived from the sale of any items from the Dealers Choice Gift Shop sold through the Company's efforts will be credited to the Company, regardless of which subsidiary or division of CJPG is responsible for actual sales and distribution.

   5. Distribution of Net Income. The net income, if any, derived from the operations of the Company ("Net Income") will be distributed between CJPG and the Fields in proportion to their respective ownership interests in the Company. For purposes of this engagement letter, the operations of the Company will include the publication of Poker Digest Magazine, the operation of Classic Poker Cruises and the operation of the Company's retail division, after taking into consideration any of those operational changes contemplated in Paragraph 4, above, which have been implemented. Distributions of Net Income will be made at such time as the Managers of the Company shall determine after consultation with the auditors of the Company. If such distributions of Net Income are made prior to the completion of CJPG's annual audit, then such distributions will, as necessary, be adjusted based on the results of such audit. Each such audit shall include an audit of the financial statements of the Company, and a copy of such audited financial statements shall promptly be provided to the Fields.

   Notwithstanding the foregoing, for so long as the Fields remain as officers of the Company, they will receive a guaranteed minimum distribution of $10,000 per quarter (net) (the "GMD"), which sum will be considered a draw against distributions of Net Income. If, for instance, the Fields own forty percent (40%) of the outstanding interest in the Company and the Company's operations generate $90,000 in Net Income for any fiscal year, the Fields will receive $40,000 for the year (GMD x 4). If the Fields own forty percent (40%) of the outstanding interest in the Company and the Company's operations generate $200,000 in Net Income for any fiscal year, the Fields will receive $80,000 in payments. Distributions of the GMD will be made within five (5) business days of the close of each quarter. The Fields' right to receive the GMD will terminate at such time as the Fields resign or are otherwise removed as officers of the Company. If only one of the Fields remains as an officer of the Company, the GMD will be reduced to $5,000 per quarter (net).

   6. Termination of Officers. CJPG may cause the Company to remove either of the Fields as officers of the Company under the following circumstances:

(a) death or disability (where disability shall mean the subject individual's inability, for a period of one hundred eighty (180) days in any twelve (12) month period, to render substantially the services provided for in Paragraph 3 by reason of mental or physical disability, whether resulting from illness, accident or otherwise);

(b)   conviction of a crime involving moral turpitude;

(c) use of alcohol or any unlawful controlled substance to an extent that it interferes on a continuing and material basis with the performance of the services provided for in Paragraph 3;

(d) engaging in the willful, unauthorized disclosure of Confidential Information (as defined in Paragraph 7) concerning the Company or CJPG, unless such disclosure was required by an order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body or any governmental or administrative agency;

(e) performing services for any other corporation or person that competes with the Company or CJPG, other than in the course of properly carrying out his or her duties under this engagement letter; or

(f) in carrying out his or her duties under this engagement letter, engaging in willful neglect or willful misconduct resulting, or reasonably likely to result, in either case, in material economic harm to the Company, unless such act, or failure to act, resulted from the individual's reasonable belief that such act or failure to act was in the best interests of the Company.

   7. Covenant Not to Compete; Covenants to Protect Confidential Information; Hiring Away Employees.

      (a) If either of the Fields voluntarily resigns as an officer of the Company, or is removed by the Company in accordance with Paragraph 6, such individual shall not for the lesser of one (1) year after being so removed engage in competition with the Company within the meaning of Paragraph 7(b). If either of the Fields is in breach of this Paragraph 7(a), since a remedy at law will not suffice to remedy the damage suffered thereby, the Company shall be entitled to specific performance.

      (b) The Fields shall be engaging in competition with the Company if they (or either of them) are engaged in (i) the poker-related publishing business within the primary geographic market area of any location in which the Company is engaging in the gaming-related publishing business at the time of the removal of such individual, whether as an employee, consultant, partner, principal, agent, representative or stockholder or in any other corporate or representative capacity or (ii) the solicitation of any customer of the Company which has been a customer of the Company or CJPG within the past one (1) year, to purchase from any source other than the Company or CJPG any product or service which could be supplied by the Company or CJPG. The foregoing restrictions shall not be construed to prohibit the ownership by the Fields of less than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing business having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither the Fields nor any group of persons including the Fields in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, or otherwise takes any part in its business, other than exercising their rights as a shareholder, or seeks to do any of the foregoing.

      (c) The Fields shall not, while officers of the Company or thereafter, without the prior written consent of the Company, divulge, publish or otherwise disclose to any other person any Confidential Information regarding the Company, CJPG or any subsidiary of either of them, except in the course of carrying out their responsibilities on behalf of the Company (e.g., providing information to the Company's attorneys, accountants, bankers, etc.) or if required to do so pursuant to the order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body or any governmental or administrative agency. For this purpose, Confidential Information shall include, but not be limited to, the Company's and CJPG's financial, advertising, marketing and promotional plans and strategies and customer and advertiser lists. Confidential Information does not include information that becomes available to the public other than through a breach of this covenant on the part of the Fields.

      (d) For a period of one (1) year after resignation or removal from office, the Fields shall not take any actions which are calculated to persuade any salaried, technical or professional employees, representatives (including sales representatives) or agents of the Company to terminate their association with the Company.

   8.   Equitable Relief.

      (a) The Fields acknowledge and agree that the restrictions contained in Paragraph 7 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, that the CJPG would not have entered into this engagement letter in the absence of such restrictions and that irreparable injury will be suffered by the Company and by CJPG should the Fields breach any of the provisions of that Paragraph. The Fields represent and acknowledge that (i) they have been advised by CJPG to consult their own legal counsel in respect of this engagement letter, and (ii) that they have had full opportunity, prior to execution of this engagement letter, to review thoroughly this engagement letter with their counsel.

      (b) The Fields further acknowledge and agree that a breach of any of the restrictions in Paragraph 7 cannot be adequately compensated by monetary damages. The Fields agree that the Company and/or CJPG shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Paragraph 7, which rights shall be cumulative and in addition to any other rights or remedies to which the Company or CJPG may be entitled. In the event that any of the provisions of this Paragraph should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extend permitted by law.

      (c) The Fields irrevocably and unconditionally (i) agree that any suit, action or other legal proceeding arising out of Paragraph 7, including without limitation, any action commenced by the Company or CJPG for preliminary and permanent injunctive relief and other equitable relief, may be brought in the United States District Court for the District of Nevada, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Nevada, (ii) consent to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waive any objection which they may have to the laying of venue of any such suit, action or proceeding in any such court.

   9. Assignability; Binding Nature. This engagement letter shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and assigns. No rights or obligations under this engagement letter may be assigned or transferred by the Fields, the Company or CJPG except that the rights or obligations of the Company and/or CJPG may be assigned or transferred pursuant to a merger or consolidation in which the Company and/or CJPG is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company and/or CJPG, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and/or CJPG and such assignee or transferee assumes the liabilities, obligations and duties of the Company and/or CJPG, as contained in this engagement letter, either contractually or as a matter of law.

   10. Entire Agreement; Amendment of Operating Agreement. This engagement letter contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. The parties agree to vote their respective interests in the Company in support of any amendments or modifications to the Operating Agreement currently governing the affairs of the Company that are necessary or desirable to further effectuate the provisions of this engagement letter.

   11. Amendment or Waiver. The terms of this engagement letter cannot be changed, modified or amended without the consent in writing of both the Fields and CJPG. No waiver by any party at any time of any breach by any other party of any condition or provision of this engagement letter shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by all parties hereto.

  12. Severability. In the event that any provision or portion of this engagement letter shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this engagement letter shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

   13. Governing Law. This engagement letter shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada without reference to principles of conflict of laws.

   14. Headings. The headings of the paragraphs contained in this engagement letter are for convenience of reference only, do not constitute a part of this engagement letter and shall not be deemed to limit or affect any of the provisions hereof.

   15. Counterparts. This engagement letter may be executed in two or more counterparts.

If the terms of this engagement letter accurately reflect the terms upon which you have agreed to continue to serve the Company, please acknowledge your agreement by executing this engagement letter where indicated and returning a fully executed copy to my attention. Thank you.

Very truly yours,

CASINO JOURNAL PUBLISHING GROUP, INC.


By:_______________________________________
Alan Woinski, President
Acknowledged and Agreed:

___________________________
June Field

___________________________
Philip Field

Poker Digest, LLC has executed this document to acknowledge its rights and obligations hereunder, and its agreement to bound hereby.

POKER DIGEST, LLC

BY:_________________________




EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

CASINO JOURNAL PUBLISHING GROUP, INC.
Bayport One, Suite 470
8025 Black Horse Pike
West Atlantic City, New Jersey 08232


July 1, 2000

Philip Fields and June Fields


Dear Sirs/Mesdames:

This will confirm the rights of Philip and June Fields and the Selling Investment Members (as that term is defined in the Agreement (as hereinafter defined)) ("you") to have shares registered under the Securities Act under the Membership Interest Purchase Agreement of even date between our corporation ("CJPG") and you (the "Agreement"), and certain other matters.

   1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

      "Registration Expenses" means the expenses so described in
Section 6.

      "Restricted Stock" means shares of Common Stock of CJPG issued to you on even date herewith, the certificates for which are required to bear the legend set forth in Section 2, excluding shares which may at the time be sold pursuant to Rule 144 under the Securities Act or which may be otherwise sold without registration under the Securities Act.

      "Securities Act" means the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Selling Expenses" means the expenses so described in Section 6.

   2. Restrictive Legend. Each Certificate representing shares issued to you on even date herewith and, except as otherwise provided in Section 3, each certificate issued upon exchange or registration of transfer of any such shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE 1933 ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

   3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock (other than under the circumstances described in Section 4 and 5), the holder thereof shall give written notice to CJPG of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and, if requested by CJPG, shall be accompanied by an opinion of the stockholder's counsel reasonably satisfactory to CJPG to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock shall be entitled to transfer such Restricted Stock in accordance with the terms of its notice if such opinion of counsel is reasonably satisfactory in form and substance to counsel for CJPG. Each certificate approved for transfer as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is made, in the opinion of CJPG's counsel, pursuant to an effective registration statement or in accordance with the provisions of Rule 144 (or any other statutory provisions or rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel which is reasonably satisfactory in form and substance to CJPG's counsel is to the further effect that the transferee and any subsequent transferee (other than an affiliate of CJPG) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

   4. Limitation on Registration Rights. CJPG shall not be required to register under the Securities Act all or any portion of the shares of Restricted Stock, except as required in Section 5 hereof. Notwithstanding anything contained in Section 5 hereof, CJPG shall not be obligated to register shares of Restricted Stock hereunder to the extent such shares are salable pursuant to Rule 144 under the Securities Act. The obligations of CJPG to register shares of Restricted Stock hereunder shall terminate on the date on which such shares may be sold pursuant to Rule 144(K) under the Securities Act. Notwithstanding anything herein to the contrary, and not in limitation of any of CJPG's other rights hereunder, CJPG's obligations to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days if, in the reasonable and good faith opinion of CJPG, such registration or the sale of shares of Restricted Stock pursuant to such registration would not be in the best interest of CJPG.

   5. Incidental Registration. If CJPG at any time proposes to register any of its securities, which are of the same type and class as the Restricted Stock, under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-8, S-4 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, given within 20 days after receipt of any such notice, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), CJPG will use reasonable efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by CJPG. Alternatively, CJPG may, in its sole discretion, file a separate registration statement covering the Restricted Stock as to which registration shall have been requested. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the Restricted Stock to be registered must be sold through the underwriters and the number of shares of Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold, and the shares selected to be sold shall be selected in the following order of priority: First, primary financings by CJPG and shares of persons who have right to initiate a registration statement; then to persons who have "piggyback rights" including, without limitation, rights generally comparable to those set forth in this Section 5 hereof, pursuant to agreements entered into prior to the date hereof; then to the holders of Restricted Stock; then to all other persons who have acquired such "piggyback" rights pursuant to agreements entered into after the date hereof. If the total number of shares of Restricted Stock requested to be registered after such reduction shall still be in excess of the number of shares recommended to be registered by the underwriters, the number of shares registered, if any, by each person in the last priority, including a holder of Restricted Stock if such holders are in the last priority whose shares are to be registered, shall be reduced pro rata according to the number of shares requested by each such holder to registered. Notwithstanding the foregoing provisions, CJPG may withdraw any registration statement referred to in this
Section 5 without thereby incurring any liability to the holders of Restricted Stock, and may terminate any offering after the registration statement becomes effective at any time at CJPG's sole discretion.

   6. Registration Procedures and Expenses. If and whenever CJPG is required by the provisions of Section 5 to offer incidental registration rights to the holders of Restricted Stock, and such offer is accepted by any such holder in accordance with the requirements of this Agreement, CJPG will:

      (a) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

      (b) use its good faith efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or the managing underwriter reasonably shall request; provided, however, that CJPG shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process or taxation in any such jurisdiction;

      (c) immediately notify each seller of Restricted Stock under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which CJPG has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; upon receipt of such notice, the holder of registered shares will discontinue any sales of registered stock; upon giving of such notice CJPG will file such amendments or supplements to the registration statement promptly to eliminate such misstatement or omission and will advise the holder of the registered shares that it has done so, whereupon the holder may recommence its sale of registered stock; and

      (d) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of CJPG, and cause CJPG's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

      In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to CJPG in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

      CJPG and each seller of Restricted Stock agree to enter into a written agreement with any managing underwriter selected in the manner herein provided in such form and containing such provisions as are reasonably satisfactory to CJPG and such seller of Restricted Stock and as are customary in the securities business for such an arrangement between such underwriter, such seller and companies of CJPG's size and investment stature.

      CJPG will give the selling holders of Restricted Stock two days' advance notice of its anticipated filing date of the registration statement and amendments thereto.

   7.    Expenses.  All expenses incurred by CJPG in complying with
Section 5 hereof, including without limitation all registration and filing fees, printing expense, fees and disbursements of counsel and independent public accountants for CJPG, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those which by law must be paid by the selling security holders), fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts, selling commissions and transfer taxes applicable to the sale of outstanding shares and any legal fees and expenses of counsel or other advisers and agents of the holders of outstanding shares of Restricted Stock being registered are called "Selling Expenses."

CJPG will pay all Registration Expenses. All Selling Expenses shall be borne by the participating sellers, in proportion to the number of shares sold by each unless they otherwise agree among themselves.

   8.    Indemnification.

      (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant hereto, CJPG will indemnify and hold harmless each seller of such Restricted Stock thereunder and each other person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CJPG will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller or any such controlling person in writing specifically for use in such registration statement or prospectus.

      (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant hereto, each seller of such Restricted Stock thereunder, jointly, severally and in the alternative, will indemnify and hold harmless CJPG and each person, if any, who controls CJPG within the meaning of the Securities Act, each officer of CJPG who signs the registration statement, each director of CJPG, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which CJPG or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant hereto, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse CJPG and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to CJPG by such seller specifically for use in such registration statement or prospectus.

      (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against the indemnifying party hereunder, will notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under this Section 8. In case any such action shall be brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

      (d) No indemnifying party shall be liable for any amounts paid in a settlement of any claim effected without the consent of the indemnifying party, which consent shall not be withheld unreasonably.

      (e) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

   9.    Miscellaneous.

      (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all proper subsequent holders from time to time of the Restricted Stock.

      (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

if to the CJPG, to it at its office at:

Casino Journal Publishing Group, Inc.
Bayport One, Suite 470
8025 Black Horse Pike
West Atlantic City, New Jersey 08232
Attention:  Alan Woinski, President
Fax:  (609) 645-1661;

if to you, at the address stated in this letter;

if to a subsequent holder of Restricted Stock, to it at such address as may have been furnished to CJPG in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to CJPG (in your case or other holder of Restricted Stock) or to the holders of Restricted Stock or you (in the case of CJPG).

      (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the holders of at least a majority in interest of the outstanding shares of Restricted Stock treated as a single class.

      (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (f) Notwithstanding anything herein to the contrary, CJPG shall not be obligated to include any Restricted Stock in a registration statement unless the stock has been issued to the person requesting registration prior to the time the registration statement is initially filed with the Commission. CJPG will use reasonable efforts to advise the person requesting registration of the anticipated filing and effective dates of the registration statement.

      (g) Notwithstanding anything herein to the contrary, the holder of any Restricted Stock will delay any registered or other sales of Restricted Stock to the extent reasonably required by the managing underwriter of any underwritten sale of CJPG Common Stock, for a period of up to 90 days. No Restricted Stock may be transferred except to a person who undertakes, by a written instrument satisfactory in form and substance to CJPG, to be bound by this Agreement.

      (h) Rule 144 Reporting. With a view to making available to you the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Stock to the public without registration, CJPG agrees when required by law:

          (i) To make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

          (ii) To use its best efforts to file with the SEC in a timely manner all reports and other documents required of CJPG under the Securities Act and the Securities Exchange Act of 1934;

           (iii) So long as you own any Restricted Stock, to furnish you forthwith upon request a written statement by CJPG as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act of 1934; a copy of the most recent annual or quarterly report of CJPG; and such other reports and documents so filed by CJPG as you may reasonably request in availing yourself of any rule or regulation of the SEC allowing you to sell any such securities without registration.

      (i) Conflict. In the event of any conflict between the terms of this Agreement and the Membership Interest Purchase Agreement, the terms of this Agreement shall control.

      (j) Transfer of Registration Rights. You shall not transfer, convey, pledge or assign your rights under this Agreement (the "Registration Rights"), nor any portion thereof or rights therein, under any circumstances except with the prior written consent of CJPG, which consent shall not be unreasonably withheld, or as specifically permitted under this Subsection 9(j). Upon delivery of prior written notice to CJPG, you may transfer, convey, pledge or assign the Registration Rights to any member of the immediate family (i.e., parent, spouse, child or grandchild) of any of you, or to a trust for the benefit of any such member of the immediate family of any of you.

Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between CJPG and you.

Very truly yours,

ATTEST:     CASINO JOURNAL PUBLISHING GROUP, INC.

______________________________
By:_______________________________________
Alan Woinski, President



AGREED TO AND ACCEPTED
as of the date first above written.

_________________________
Philip Field

_________________________
June Field

___________________________________
Terrell H. Amers

___________________________________
Marc Beren

___________________________________
Ann Berg

___________________________________
Gregory A. Chapin

___________________________________
Leo Chu

___________________________________
Ivy Chu

___________________________________
Lorelei B. Cole

___________________________________
Edwin Corson

___________________________________
Barbara Corson

___________________________________
William Fahey

___________________________________
Hap Field

___________________________________
Wyonne V. Balfe

___________________________________
Steven Friedman

___________________________________
Pete Kretzmer

___________________________________
Millicent Kretzmer

___________________________________
Alan Krigman

Icon Information Concepts, Inc.

By:_________________________________

____________________________________
Dennis R. Leaf

____________________________________
William Lewis

____________________________________
Mary Lewis

____________________________________
Richard P. Mills

____________________________________
Bonita J. Mills

___________________________________
John C. Palmer

___________________________________
Dennis Querrey

___________________________________
Julia Querrey

___________________________________
Charles Tarr, Jr.

___________________________________
John Tibbetts

___________________________________
Eugene Trimble

___________________________________
Carol Trimble

___________________________________
Linda White

___________________________________
Ronald L. Woodhill, as Trustee

___________________________________
Barbara J. Woodhill, as Trustee